UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on December 19, 2008, Lighting Science Group Corporation (the “Company”) borrowed an aggregate principal amount of $2,000,000 from Pegasus Partners IV, L.P. (“Pegasus IV”) and certain officers of the Company, including Govi Rao, the Company’s Chairman and Chief Executive Officer. In exchange for these loans, the Company issued an unsecured Promissory Note (the “Original Notes”) to each of Pegasus IV, Mr. Rao and the other lenders. On March 30, 2009, the Company executed amendments to certain of the Original Notes representing $1,992,500 of the outstanding borrowings (the “Amendments”), including the Original Notes held by Pegasus IV and Mr. Rao. The Amendments were effective as of March 2, 2009 and extended the maturity date under the applicable Original Notes from March 2, 2009 to July 31, 2009. Additionally, the Amendments amended the Original Notes to provide that the net cash proceeds of any Offering (as defined in the Promissory Note made by the Company in the principal amount of $7 million, dated as of February 13, 2009, payable to Pegasus IV (the “February Note”)) must generally be applied to the payment of: (i) the unpaid principal amount of the February Note, together with accrued interest thereon; and (ii) the unpaid principal amount of the Original Notes and the Company’s other outstanding unsecured bridge loans, together with accrued interest thereon.
As of February 20, 2009, Pegasus IV beneficially owned approximately 69.8% of the common stock of the Company.
A copy of the Amendments to the Original Notes issued to Pegasus IV and Mr. Rao are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read these Amendments for a more complete understanding of their terms. The foregoing description of these Amendments is qualified in its entirety by reference to the full text of these Amendments.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Number	Exhibit
10.1	First Amendment to Promissory Note, effective as of March 2, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.
10.2	First Amendment to Promissory Note, effective as of March 2, 2009, between Lighting Science Group Corporation, as borrower, and Govi Rao, as lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: April 2, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

EXHIBIT INDEX

Number	Exhibit
10.1	First Amendment to Promissory Note, effective as of March 2, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.
10.2	First Amendment to Promissory Note, effective as of March 2, 2009, between Lighting Science Group Corporation, as borrower, and Govi Rao, as lender.